Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
To the Shareholders and Board of Directors of INTL FCStone Inc.:

We hereby consent to the incorporation by reference in:

•	the Registration Statements on Form S-3 (Nos. 333-117544, 333-137992, 333-144719 and 333-152461); and

•	the Registration Statements on Form S-8 (Nos. 333- 108332 and 333-142262);
of INTL FCStone Inc. of our report dated December 14, 2009 relating to the consolidated income statement, statement of stockholders’ equity and cash flow statement of INTL FCStone Inc. and Subsidiaries for the year ended September 30, 2009, which report appears in this Annual Report on Form 10-K.
/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 14, 2011